UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2011

OCEAN BIO-CHEM, INC.
(Exact name of registrant as specified in charter)

Florida	0-11102	59-1564329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
(Address of principal executive offices)               (Zip Code)

(954) 587-6280
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 3, 2011, our shareholders approved the  Ocean Bio-Chem, Inc. Omnibus Equity Compensation Plan (the “Plan”). The Plan is designed (i) to meet the Nasdaq listing requirements, (ii) to enable compensation attributable to grants under the Plan to qualify for an exemption from the deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”) and (iii) to enable in order for incentive stock options to meet the requirements of the Code.

As a result of the adoption of the Plan, no further grants will be made under our 2002 Non-Qualified Stock Option Plan, 2002 Incentive Stock Option Plan, 2007 Incentive Stock Option Plan, 2008 Non-Qualified Stock Option Plan and 2008 Incentive Stock Option Plan.

The material terms of the Plan are summarized below. A copy of the full text of the Plan is incorporated by reference as an exhibit to this report. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan.

Material Features of the Plan

General. The Plan provides that grants may be made in any of the following forms:

•	Incentive stock options
•	Nonqualified stock options
•	Stock units
•	Performance units
•	Stock awards
•	Stock appreciation rights (“SARs”)
•	Dividend equivalents
•	Other stock-based awards

The Plan authorizes 750,000 shares of our common stock for issuance, subject to antidilution adjustment upon the occurrence of certain events affecting our common stock.  For grants measured in shares, the maximum aggregate number of shares of our common stock with respect to which grants may be made to any individual during any calendar year is 100,000 shares, also subject to antidilution adjustment upon the occurrence of certain events affecting our common stock.  For grants measured in dollars (whether payable in cash, common stock or a combination of both), the maximum dollar amount for which grants may be made to any individual in any calendar may not exceed $100,000. If dividend equivalents are granted, a grantee may not accrue more than $100,000 of dividend equivalents during any calendar year.

If and to the extent options and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised, or if any stock awards, stock units, or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Plan. Shares surrendered in payment of the exercise price of an option and shares withheld or surrendered for payment of taxes will not become available again for issuance or transfer under the Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs. Except for SARs settled in cash, to the extent any grants are paid in cash and not in shares of common stock, any shares previously subject to such grants will not count against the share limits under the Plan.

Administration. The Plan will be administered and interpreted by the Equity Grant Committee (the “Committee”). However, any grants to members of the Committee must be authorized by our Board of Directors. References to the Committee include our Board of Directors where appropriate. The Committee presently consists of three non-employee directors, Sonia B. Beard, Diana Mazuelos Conard and John B. Turner, with Mr. Turner serving as Chairperson.

Eligibility for Participation. All of our employees (including an employee who is a member of our Board of Directors), non-employee directors, consultants and advisors who perform services for us and our subsidiaries are eligible to receive grants under the Plan. The Committee is authorized to select the persons to receive grants from among those eligible, and the Committee will determine the number of shares of our common stock that are subject to each grant.

Types of Awards.

Stock Options

The Committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”), or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Plan will not be less than the fair market value of our common stock on the date of grant, which, because our common stock is listed on Nasdaq, means the closing price of our common stock, as reported by Nasdaq on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of our common stock on the date of grant.

The Committee will determine the term of each option, which may not exceed ten years from the date of grant. If the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, however, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Committee will determine the terms and conditions of options, including when they become exercisable. The Committee may accelerate the exercisability of any options. Except as provided in the grant instrument or as otherwise determined by the Committee, an option may only be exercised while a grantee is employed by or providing service to us or our subsidiaries or during an applicable period after termination of employment or service.

A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option through one of several alternative forms of payment provided in the Plan.  The Plan also includes a net exercise feature to allow us to issue to a grantee a net number of shares on exercise of a nonqualified stock option by reducing the shares that would otherwise be issued on exercise by a number of shares with a fair market value equal to the exercise price.

Stock Awards

The Committee may grant stock awards to anyone eligible to participate in the Plan. The Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria as the Committee determines.

The Committee will determine the number of shares of our common stock subject to the grant of stock awards and the other terms and conditions of the grant. Unless the Committee determines otherwise, all unvested stock awards are forfeited if the grantee’s employment or service is terminated for any reason.

Stock Units

The Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive a share of our common stock or an amount based on the value of a share of our common stock at a future date. The Committee will determine the number of stock units that will be granted and the other terms and conditions applicable to stock units.

Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of our common stock, or in a combination of cash and shares of our common stock, as determined by the Committee. All unvested stock units are forfeited if the grantee’s employment or service is terminated for any reason, unless the Committee determines otherwise.

SARs

The Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount for the SAR. Such payment to the grantee will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Committee. The Committee will determine the term of each SAR, which shall not exceed ten years from the date of grant.

The base amount of each SAR will be determined by the Committee and will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is equal to or greater than the fair market value of our common stock on the date the SAR is granted. The Committee will determine the terms and conditions of SARs, including when they become exercisable. The Committee may accelerate the exercisability of any SARs.

Performance Units

Performance units may be granted under the Plan in such amounts and upon such terms as the Committee shall determine. Performance units represent a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals or the right to receive a targeted dollar amount tied to the attainment of pre-established corporate performance objectives based on one or more performance goals. The amount of the bonus pool and the targeted dollar amounts may vary based on the level at which the applicable performance objectives are attained. The value of each performance unit that becomes due and payable upon the attained level of performance will be determined by dividing the amount of the resulting bonus pool, if any, by the total number of performance units issued and outstanding at the completion of the applicable performance period or based on the threshold, target and maximum amounts that may be paid if the performance goals are met.

Performance units become payable on the attainment of the applicable performance objectives as determined by the Committee and will be payable in cash, in shares of our common stock, or in a combination of cash and shares of our common stock, as determined by the Committee. All unvested performance units are forfeited if the grantee’s employment or service is terminated for any reason, unless the Committee determines otherwise.

Other Stock-Based Awards

The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be based on or measured by shares of our common stock, and will be payable in cash, in shares of our common stock, or in a combination of cash and shares of our common stock. The terms and conditions for other stock-based awards will be determined by the Committee.

Dividend Equivalents

The Committee may grant dividend equivalents in connection with grants of stock units or other stock-based awards made under our Plan.

Qualified Performance-Based Compensation. The Plan permits the Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, other stock-based awards or dividend equivalents granted to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code.  Section 162(m) limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and other specified highest paid executive officers, unless the compensation constitutes qualified performance-based compensation.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: cash flow; earnings  (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average shareholder equity; total shareholder return or growth in total shareholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; invested capital, required rate of return on capital or return on invested capital; revenue, growth in revenue or return on sales; income or net income; operating income, net operating income or net operating income after tax; operating profit or net operating profit; operating margin; return on operating revenue or return on operating profit; collections and recoveries, litigation and regulatory resolution goals, general and administrative and other expense control goals, budget comparisons, growth in shareholder value relative to the growth of the companies and other entities included in a specified index, the S&P Global Industry Classification Standards (“GICS”) or GICS Index, or another peer group or peer group index; credit rating; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; improvement in workforce diversity; compliance requirements and compliance relief; safety goals; productivity goals; workforce management and succession planning goals; measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation’s revenue or profitability or enhance its customer base;  merger and acquisitions; and other similar criteria consistent with the foregoing.

Change of Control. Unless the Committee determines otherwise, effective upon the date of the change of control:

•	All outstanding options and SARs will automatically accelerate and become fully exercisable;

•	The restrictions and conditions on all outstanding stock awards will immediately lapse; and

•
All stock units, performance units, dividend equivalents and other stock-based awards will become fully vested and will be paid at their target value, or in such greater amounts as the Committee may determine.

Notwithstanding the foregoing, in the event of a change of control, the Committee may take any of the following actions with respect to any or all outstanding grants under the Plan:

•
Require that grantees surrender their options and SARs in exchange for payment by us, in cash or shares of our common stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantee’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable;

•	After giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate; or

•
Determine that outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

In general terms, a change of control under the Plan occurs:

•	if a person, entity or affiliated group (with certain exceptions) acquires more than 50% of our then outstanding voting securities;

•	if we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity;

•	if we sell or dispose of all or substantially all of our assets;

•	if we are liquidated or dissolved; or

•
if, within any 24-month period, "incumbent directors" cease to constitute at least a majority of the Board. For this purpose, "incumbent directors" are persons who (i) were directors at the beginning of the period and (ii) were elected or appointed to the Board on the recommendation or with the approval of two-thirds of the directors who then were incumbent directors.

No Repricing of Options. Neither our Board nor the Committee can amend the Plan or options previously granted under the Plan to permit a repricing of options, without prior shareholder approval.

Amendment and Termination of the Plan. Our Board may amend or terminate the Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements.

Shareholder Approval for Qualified Performance-Based Compensation. If stock awards, stock units, performance units, other stock-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, the Plan must be re-approved by our shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which our shareholders previously approved the Plan.

Item 5.07.  Submission of Matters to a Vote of Security Holders

We held our Annual Meeting of Stockholders on June 3, 2011. The proposals submitted by the Board of Directors to a vote of shareholders, and the final results of the voting on each proposal, are noted below.

Proposal No. 1 — Election of Directors

The following nominees were elected by shareholders to serve on our Board of Directors until the next annual meeting of shareholders:

Nominees	For	Withhold	Broker Non-Votes
Peter G. Dornau	5,409,869	114,664	1,398,184
Jeffrey S. Barocas	5,409,869	114,664	1,398,184
Gregor M. Dornau	5,409,869	114.664	1,398,184
William W. Dudman	5,409,869	114,664	1,398,184
Edward Anchel	5,380,429	144,104	1,398,184
Sonia B. Beard	5,515,116	9,417	1,398,184
Diana Mazuelos Conard	5,481,116	43,417	1,398,184
James M. Kolisch	5,409,869	114,104	1,398,184
John B. Turner	5,481,366	43,167	1,398,184

Proposal No. 2 — Approval of the Ocean Bio-Chem, Inc. Omnibus Equity Compensation Plan

The shareholders approved the Ocean Bio-Chem, Inc. Omnibus Equity Compensation Plan.  The voting results on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
5,500,388	17,600	6,545	1,398,184

Proposal No. 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Goldstein Schechter Koch P.A. as the independent registered public accounting firm to audit our consolidated financial statement for 2011.  The voting results on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
6,918,714	2,689	1,314	-

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1
Ocean Bio-Chem, Inc. Omnibus Equity Compensation Plan – Incorporated by reference to Exhibit 99.1 to the registration statement on Form S-8 (file no. 333-174659), filed by Ocean Bio-Chem, Inc. on June 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN BIO-CHEM, INC.

Date: June 9, 2011	By:	/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Chief Financial Officer